EXHIBIT 1.2
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                           RESIGNATION OF REG HANDFORD
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         The undersigned,  being the sole officer of ePromo.com,  f/k/a/ Tiberon
Resources Ltd., hereby resigns effective at closing of the Share Exchange Agreement between Tiberon Resources Ltd. and the shareholders of CDE Promo, Ltd., an England corporation, dated May 11, 2000.



                                       By: /s/ Reg Handford
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                                               Reg Handford

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